Exhibit 23.1

                                   Consent of Independent Auditors


         We consent to the incorporation by reference in the Post Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-104804) of our report dated January 28, 2003, with respect to the consolidated financial statements and schedules of Chicago Mercantile Exchange Holdings Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.




/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

Chicago, Illinois
September 9, 2003